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                                  EXHIBIT 7.10


     THIS HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE ACT AND SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. TRANSFER OF THIS NOTE IS RESTRICTED BY THE TERMS HEREOF.


                              BROKEN ARROW I, L.P.

                               SECURED DEMAND NOTE

NOVEMBER 14, 2002                                                U.S. $2,300,000

BROKEN ARROW I, L.P., a Delaware limited partnership ("MAKER"), hereby promises to pay to EMPIRE CAPITAL PARTNERS, L.P. (together with its successors and assigns, the "HOLDER") under the terms of this secured demand note (this "NOTE") the sum of Two Million Three Hundred Thousand Dollars (U.S.$ 2,300,000) (the "PRINCIPAL") on the date which is the earlier of (i) any date on which Holder delivers written notice to Maker demanding payment, PROVIDED, HOWEVER, that such date is no earlier than ninety (90) days after Maker receives such notice, and
(ii) the date designated by Maker for prepayment in accordance with Section 1.2. (such earlier date is referred to as the "MATURITY DATE"). There is no interest on the Principal hereunder. The payment of Principal required hereunder shall be made in lawful money of the United States of America at such address as Holder shall hereafter give to Maker by written notice made in accordance with the provisions hereof.

     The following terms apply to this Note:

                                    ARTICLE I
                                LOAN; PREPAYMENT

               1.1 This Note is issued in connection with that certain Loan described above.

               1.2 This Note may be prepaid, in whole or in part, without premium or penalty, and without the consent of Holder. If Maker desires to prepay this Note it shall provide Holder with written notice of Maker's intention to so prepay this Note setting forth the date of prepayment, and the amount thereof, which date shall be not less than 15 days from the date Holder receives such notice.


                                   ARTICLE II
                 SECURITY INTEREST; COLLATERAL; MAKER COVENANTS

     2.1 GRANT OF SECURITY INTEREST. Maker hereby grants to Holder a first priority security interest in and to all of the property, real, fixed, or intangible, accounts, securities, and any other property or assets of the Maker whatsoever, including without limitation, any property or assets acquired after the date hereof (including without limitation, any property or assets whatsoever received, or which the Maker as record holder thereof has the right to receive, with respect to any securities held by the Maker). Collectively any and all of such property and assets are referred to as the "COLLATERAL." Maker agrees to take or refrain from taking any and all actions necessary and proper to file, register or otherwise perfect the security interest hereby granted and in furtherance thereof. Maker represents and warrants that it has not, and hereby agrees that it will not, grant any security interest in or to any of the Collateral, or otherwise permit a lien or encumbrance


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thereon (other than liens for unpaid taxes and otherwise in accordance with applicable law protecting employees), without the prior written consent of the Holder.

     2.2 MAKER DISTRIBUTIONS AND EXPENSES. Maker agrees not to make any distributions or other payments to its partners, general or limited, or to any other person, except for payment of ordinary and necessary expenses incurred in the ordinary course of business.

                                   ARTICLE III
                            RESTRICTIONS ON TRANSFER

     This Note has been issued by Maker pursuant to the exemption from registration under the Securities Act of 1933 (the "ACT"). This Note may not be offered, sold or otherwise transferred unless (i) it first shall have been registered under the Act and applicable state securities laws or (ii) Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act. In addition, this Note may not be sold, exchanged, transferred, assigned, pledged, encumbered, or otherwise disposed, nor may any right or interest herein be granted, other than (i) to a person who controls, is controlled by or is under common control with the Holder upon written notice by Holder to Maker, or (ii) with the prior written consent of the Maker.

                                   ARTICLE IV
                           RESTRICTION ON INDEBTEDNESS

     Maker covenants that it will not incur, create, assume or guaranty any Indebtedness (as defined herein) without the consent of all of the Holders.

     "INDEBTEDNESS" means (i) any liability for borrowed money, (ii) any liability evidenced by a note or similar obligation given in connection with the acquisition of any property or other assets (other than trade accounts payable incurred in the ordinary course of business); (iii) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (iv) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.


                                    ARTICLE V
                 EVENTS OF DEFAULT; REMEDIES; CHANGE OF CONTROL

     5.1 EVENTS OF DEFAULT. Each of the following shall be an "EVENT OF DEFAULT" hereunder: (a) the nonpayment when due of any amount payable under this
Note including any amendment, refinancing, renewal, substitution, extension and/or modification thereof (hereinafter collectively referred to as the "OBLIGATIONS"); (b) the occurrence of any breach, default, violation or event of default (howsoever defined) under the this Note or any other note, or any other agreement, instrument or document issued in connection with or arising out of any of the Obligations (the "LOAN DOCUMENTS"); (c) the Company is in default in the payment or other performance of any Indebtedness; (d) if Maker becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against Maker under any provision of any state or federal law alleging that Maker is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code; (e) the entry of any judgment against Maker which remains unsatisfied for thirty (30) days or the enforcement of the same remains unstayed or the issuing of any attachment, levy or garnishment against any property of Maker; or (f) the occurrence of any substantial change in the financial condition of Maker which, in the sole, reasonable judgment of the Holder, is materially adverse.

     5.2 HOLDER'S RIGHTS UPON DEFAULT. Upon the occurrence of any Event of Default and without the necessity of giving any prior written notice to Maker, Holder may do any one or all of the following: (a)


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accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof; and (b) exercise all of the rights, benefits, privileges and remedies of a secured party under the Connecticut Uniform Commercial Code (or under the laws of any other applicable jurisdiction) and all of Holder's rights and remedies under any of the Loan Documents.

     5.3 CHANGE OF CONTROL. Upon the occurrence of any acquisition, merger, consolidation, recapitalization or other reorganization or combination involving Maker, any transaction or series of related transactions in which any person (or group of affiliated or related persons) shall have acquired beneficial ownership of more than 50% of the partnership interests in the Maker or any sale of all or substantially all of the assets of Maker, then, in any such case, all of the obligations under this Note shall become immediately due and payable.

     5.4 APPLICATION OF FUNDS. All sums realized by Holder on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including reasonable attorneys' fees) incurred by Holder, second to accrued and unpaid interest hereunder, and then to the principal balance of this Note. Maker waives and releases any right to require Holder to collect any of the Obligations from any other collateral under any theory of marshaling of assets or otherwise, and specifically authorizes Holder to apply any collateral in which Maker has any right, title or interest against any of the Obligation in any manner that Holder may determine.

     5.5 ATTORNEYS' FEES AND COSTS. In the event that Holder engages an attorney to represent it in connection with (a) any default, violation or event of default (howsoever defined) by Maker under any of the Loan Documents issued in connection with or arising out of the Obligations, (b) the enforcement of any of Holder's rights and remedies under any of the Loan Documents, or the negotiation and preparation of any amendment to any of the Loan Documents (c) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against Maker and/or (d) any actual litigation arising out of or related to any of the foregoing, the Loan Documents or any of the Obligations, then Maker shall be liable to and shall reimburse Holder on demand for all reasonable attorneys' fees, costs and expenses incurred by the Holder in connection with any of the foregoing. Maker shall also be liable and shall also reimburse Holder on demand for all other reasonable costs and expenses (including reasonable attorneys' fees) incurred by Holder in connection with the collection, preservation and/or liquidation of any collateral security for any of the Obligations and/or in the enforcement of the Obligations.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1 CHOICE OF LAW. Maker agrees to the exclusive jurisdiction of the federal and state courts located in Connecticut, without regard to principles of conflicts of laws, in connection with any matter arising hereunder, including the collection and enforcement hereof, except as the Holder may otherwise elect. This Note has been delivered to and accepted by holder in and shall be governed by the laws of the State of Connecticut.

     6.2 WAIVER OF RIGHT TO JURY TRIAL. Maker hereby knowingly, voluntarily, and intentionally waives any rights it may have to a trial by jury in respect of any litigation based hereon or arising out of, under or in connection with this Note or any course of conduct, course of dealing, statements (whether verbal or written) or actions of holder.

     6.3 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     6.4 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic and facsimile communications with confirmation of receipt) and mailed, telegraphed or delivered to each applicable party (i) if to the Maker: Strategic Software Holdings, LLC,


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General Partner, 1465 Post Road East, Westport, CT 06880; and (ii) if to the
Holder: One Gorham Island, Westport, CT 06880; or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

     6.5 AMENDMENT PROVISION. This Note and any provision hereof may be amended only by an instrument in writing signed by Maker and Holder.

     6.6 ASSIGNABILITY. This Note shall be binding upon Maker and its successors and assigns and shall inure to be the benefit of Holder and its successors and assigns.

     6.7 REPLACEMENT OF NOTE. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, Maker, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor.

     6.8 INVESTMENT PURPOSE. The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances that will not result in a violation of the Act or any applicable state securities laws or similar laws relating to the sale of securities. The Holder hereof also agrees, by acceptance hereof, to provide all required investment representations and documentation required to fulfill the requirements of Regulation D under the Act and the USA Patriot Act.

     6.9 SEVERABILITY. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

       [The remainder of this page is blank; the signature page follows.]


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          IN WITNESS WHEREOF, Maker has caused this Note to be executed this
14th day of November, 2002.


                                        BROKEN ARROW I, L.P.

                                        By: Strategic Software Holdings, LLC
                                        Its: General Partner

                                        ----------------------------------------
                                        James Dennedy
                                        President

Accepted and Agreed:

EMPIRE CAPITAL PARTNERS, L.P.


----------------------------------------
Peter Richards
Duly Authorized Representative


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